================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Sonic Solutions
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                SONIC SOLUTIONS

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 2, 1997

TO THE SHAREHOLDERS OF SONIC SOLUTIONS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sonic Solutions, a California corporation (the "Company"), will be held on Tuesday, September 2, 1997 at 3:00 p.m., California time, at the Company's principal executive offices at 101 Rowland Way, Suite 110, Novato, California 94945 for the following purposes:

  1. To elect six directors to serve for the ensuing year and until their successors are elected.

  2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Only shareholders of record at the close of business on July 7, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting and any adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Mary C. Sauer
                                          Secretary

Novato, California
July 30, 1997

       WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
          ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                SONIC SOLUTIONS

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Sonic Solutions (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Tuesday, September 2, 1997 at 3:00 p.m., California time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 101 Rowland Way, Suite 110, Novato, California 94945. The telephone number at that address is
(415) 893-8000.

  These proxy solicitation materials were mailed on or about July 30, 1997 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on July 7, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 7,598,397 shares of the Company's common stock (the "Common Stock") were outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

VOTING AND SOLICITATION

  Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless a shareholder gives notice at the Annual Meeting prior to the voting of the intention to cumulate votes, and no votes may be cast in favor of a candidate unless the candidate's name has been placed in nomination prior to the voting. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

  The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved, while abstentions will be counted as votes against a proposal.

  Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  The Bylaws of the Company provide for a Board consisting of not fewer than five nor more than seven directors. The size of the Board presently is set at six directors, and six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

  The name of and certain other information regarding each nominee is set forth in the table below.

                                                                                         DIRECTOR
   NAME OF NOMINEE          AGE                POSITION WITH THE COMPANY                  SINCE
   ---------------          ---                -------------------------                 --------
   Robert J. Doris.........  44 President and Chief Executive Officer                      1986
   James A. Moorer.........  51 Senior Vice President of Audio Development and Director    1987
   Mary C. Sauer...........  44 Senior Vice President of Business Development, Secretary
                                 and Director                                              1986
   Michael C. Child........  42 Director                                                   1993
   Robert M. Greber........  58 Director                                                   1993
   Peter J. Marguglio......  50 Director                                                   1986

  Mr. Doris is married to Ms. Sauer. There are no other family relationships between any director or executive officer of the Company.

  ROBERT J. DORIS. Mr. Doris founded Sonic Solutions in 1986 and has served as President, Chief Executive Officer and Director of the Company since that time. Prior to 1986 he was President of The Droid Works, a subsidiary of Lucasfilm Ltd., which produced computer-based video and digital audio systems for the film and television post-production and music recording industries. Prior to founding The Droid Works, Mr. Doris was a Vice President of Lucasfilm and General Manager of the Lucasfilm Computer Division. Mr. Doris received B.A., J.D. and M.B.A. degrees from Harvard University.

  JAMES A. MOORER. Dr. Moorer joined Sonic Solutions in 1987 and has served as a Vice President and Director of the Company since that time. Dr. Moorer became Senior Vice President of Audio Development in February 1993. Dr. Moorer was the principal developer of the NoNOISE and Sonic Systems. From 1986 to 1987, Dr. Moorer consulted for NeXT, Inc. on DSP software architecture for audio processing. From 1985 to 1986, he was the Chief Technical Officer at The Droid Works. From 1980 to 1985, he was the digital audio project leader at Lucasfilm, Ltd. Dr. Moorer holds a Ph.D. in Computer Science from Stanford University and S.B. degrees in Applied Mathematics and Electrical Engineering from MIT. In 1991, he won the Audio Engineering Society Bronze Award for lifetime achievement.

  MARY C. SAUER. Ms. Sauer founded Sonic Solutions in 1986 and has served as a Vice President and Director of the Company since that time. Ms. Sauer became Senior Vice President of Marketing and Sales in February 1993. Prior to 1986, Ms. Sauer was Vice President of Marketing for The Droid Works, and prior to joining The Droid Works, Ms. Sauer was Director of Marketing for the Lucasfilm Computer Division. Ms. Sauer received an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania and a B.F.A. from Washington University in St. Louis.

  MICHAEL C. CHILD. Mr. Child has served as a Director of the Company since August 1993. Mr. Child has been employed by TA Associates, a venture capital firm, or its predecessor, since 1982, has been a partner of affiliated venture funds since January 1986 and is currently a Managing Director of TA Associates, Inc. Mr. Child also serves on the Board of Directors of Artisoft, Inc., Ultratech Stepper, Inc. and OnTrak Systems, Inc.

  ROBERT M. GREBER. Mr. Greber has served as a director of the Company since August 1993. Mr. Greber served as president and Chief Operating Officer of The Pacific Stock Exchange since July 1990 and in January 1996 he was elected Chairman and Chief Executive Officer. Prior to joining The Pacific Stock Exchange, he was from 1985 to 1987 President and Chief Executive Officer of Diagnostic Networks, Inc., a network of Magnetic Resonance Imaging Centers which was merged into NMR America in 1987. Prior to DNI, Mr. Greber was President and Chief Executive Officer of Lucasfilm Ltd. from 1981 to 1985 where, among other duties, he oversaw development of digital technologies for video, film, audio, and special effects and video games applications. Before joining Lucasfilm, Mr. Greber was associated with the firm of Merrill Lynch where he was Vice President and Manager of the Los Angeles Institutional Office. Mr. Greber holds a B.S. in Finance from Temple University. Mr. Greber also serves on the Board of Bay View Capital Corp.

  PETER J. MARGUGLIO. Mr. Marguglio has served as a Director of the Company since August 1986. Since January 1990, Mr. Marguglio has worked at Eatec Corporation, a software company located in Berkeley, California where he is now President. Prior to joining Eatec, Mr. Marguglio was President of Resource Marketing, Inc., an equipment leasing firm he founded in 1981. Mr. Marguglio holds a Mechanical Engineering degree from the University of Washington and an M.B.A. degree from Stanford University.

BOARD MEETINGS AND COMMITTEES

  The Board held a total of four meetings during the fiscal year ended March 31, 1997. All directors attended all Board meetings and all meetings of the committees if any, upon which they served.

  The audit committee of the Board currently consists of Mr. Child, Mr. Marguglio and Mr. Greber. The principal functions of the audit committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The audit committee held four meetings during the fiscal year ended March 31, 1997.

  The Board does not have a nominating committee or a compensation committee.

COMPENSATION OF DIRECTORS

  The Company does not pay fees to its directors for attendance at meetings. The Company does reimburse its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors of the Company who are not, and have not been during the preceding twelve months, employees, and who do not directly or indirectly own more than 5% of the Company's Common Stock, are eligible to receive an initial grant and thereafter annual grants of options to purchase 2,000 shares of the Company's Common Stock in accordance with the Company's Nonemployee Directors Stock Option Plan.

                                  MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 7, 1997 (i) by each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) by all directors and executive officers as a group.

                                                      NUMBER OF   PERCENTAGE OF
                                                        SHARES       SHARES
                                                     BENEFICIALLY BENEFICIALLY
   NAME                                                OWNED(1)      OWNED(1)
   ----                                              ------------ -------------
   Robert J. Doris .................................  1,276,183       16.8%
    c/o Sonic Solutions
    101 Rowland Way, Suite 110
    Novato, California 94945
   James A. Moorer(2) ..............................    659,428        8.7%
    c/o Sonic Solutions
    101 Rowland Way, Suite 110
    Novato, California 94945
   Mary C. Sauer....................................    611,258        8.0%
    c/o Sonic Solutions
    101 Rowland Way, Suite 110
    Novato, California 94945
   Entities Affiliated with TA Associates(3)........    932,966       12.3%
    435 Tasso Street,
    Palo Alto, California 94301
   Peter J. Marguglio...............................    605,685        8.0%
    c/o Sonic Solutions
    101 Rowland Way, Suite 110
    Novato, California 94945
   Michael C. Child(4)..............................      1,618         *
   Robert M. Greber(5)..............................     24,500         *
   Christopher A. Kryzan(6).........................     80,000         *
   A. Clay Leighton(7)..............................     83,500         *
   All directors and executive officers as a
    group(8)........................................  4,388,702       57.8%

--------
*Less than one percent.

 (1) This table is based upon information supplied by directors, officers and principal shareholders. Applicable percentage ownership for each shareholder is based on 7,598,397 shares of Common Stock outstanding as of July 7, 1997, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws where applicable. Shares of Common Stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.

 (2) Includes 7,140 shares owned by Mr. Moorer's wife individually and as trustee for their minor children.

 (3) Includes 1,618 shares held by Mr. Child as described in footnote (4) below and 931,348 shares held by the following entities affiliated with TA Associates: Advent VI L.P. (528,254); Advent Atlantic and Pacific II L.P. (241,920); Advent New York L.P. (66,034); Advent Industrial II L.P. (87,217); and TA Venture Investors Limited Partnership (7,923).

 (4) Excludes all but 1,618 shares described in footnote 3 above. Mr. Child, a director of the Company, is a general partner of TA Venture Investors Limited Partnership and a Managing Director of TA Associates, but disclaims beneficial ownership of all other shares beneficially owned by entities affiliated with TA Associates.

 (5) All shares issuable upon exercise of options, 15,750 of which will be exercisable within 60 days of July 7, 1997, and 4,000 of which were granted pursuant to the Sonic Solutions Nonemployee Director Stock Option Plan.

 (6) All shares issuable upon exercise of options, 30,000 of which will be exercisable within 60 days of July 7, 1997.

 (7) Includes 2,500 shares owned by Mr. Leighton and 81,000 shares issuable upon exercise of options, 60,373 of which will be exercisable within 60 days of July 7, 1997.

 (8) Includes 301,564 shares issuable upon exercise of options, 165,519 of which will be exercisable within 60 days of July 7, 1997.

EXECUTIVE COMPENSATION

  The following table sets forth the total compensation for the fiscal years ended March 31, 1997, 1996 and 1995 of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers at fiscal year end and who received salary and bonuses of $100,000 or more. None of the named executive officers earned any bonuses or compensation for these fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                  FISCAL YEAR ANNUAL COMPENSATION  COMPENSATION
                                     ENDED    -------------------- ------------
   NAME AND PRINCIPAL POSITION     MARCH 31,  SALARY ($) BONUS ($) OPTIONS (#)
   ---------------------------    ----------- ---------- --------- ------------
   Robert J. Doris ..............    1997      $165,000   $     0        --
    Chairman of the Board,           1996      $165,000   $     0        --
    President and Chief              1995      $142,500   $     0        --
    Executive Officer
   Mary C. Sauer.................    1997      $135,000   $     0        --
    Senior Vice President,           1996      $135,000   $     0        --
    Business Development,            1995      $127,500   $     0        --
    Secretary and Director
   James A. Moorer...............    1997      $135,000   $     0        --
    Senior Vice President,           1996      $135,000   $     0        --
    Audio Development and            1995      $127,500   $     0        --
    Director
   Christopher A. Kryzan(1)......    1997      $150,580   $75,000        --
    Vice President, Marketing        1996      $  6,250   $     0     80,000
   A. Clay Leighton..............    1997      $137,737   $15,000     20,000
    Vice President, Finance and      1996      $107,000   $10,000     25,000
    Chief Financial Officer          1995      $ 95,083   $ 8,208        --

--------
(1) Mr. Kryzan was hired as Vice President, Marketing in March 1996.

  The following table sets forth certain information regarding grants of stock options made during the fiscal year ended March 31, 1997 to the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK
                                                                               PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                    FOR OPTION TERM(4)
                         --------------------------------------------------- ----------------------
                                          % OF TOTAL
                                        OPTIONS GRANTED EXERCISE
                            OPTIONS      TO EMPLOYEES     PRICE   EXPIRATION
NAME                     GRANTED (#)(1) IN FISCAL YEAR  ($/SH)(2)  DATE(3)     5% ($)     10% ($)
----                     -------------- --------------- --------- ---------- ---------- -----------
Robert J. Doris.........          0             0%          --        --            --          --
Mary C. Sauer...........          0             0%          --        --            --          --
James A. Moorer.........          0             0%          --        --            --          --
A. Clay Leighton........     20,000             6%        $5.75    7/16/06   $   72,450 $   182,850
Christopher A. Kryzan...          0             0%            0       --     $          $

--------
(1) These options, granted under the Company's Stock Option Plan, vest over a period of four years at a rate of 25% one year from the date of grant and
    2.0833 percent per month thereafter.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant, as determined by reference to the closing price of the Company's Common Stock on the Nasdaq National Market.

(3) These options are subject to earlier expiration in the event of the officer's termination of employment with the Company.

(4) Potential realizable value is based on an assumption that the fair market value of the stock on the date of grant appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

  The following table sets forth information regarding the number and value of options exercised during the fiscal year ended March 31, 1997 and of unexercised options held by the named executive officers on March 31, 1997. Value is considered to be the difference between exercise price and the closing price of $6.25 per share of the Common Stock as quoted on the Nasdaq National Market on March 31, 1997.

                         FISCAL YEAR END OPTION VALUES

                                                NUMBER OF SECURITIES
                           SHARES                    UNDERLYING             VALUE OF UNEXERCISED
                         ACQUIRED ON  VALUE      UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                          EXERCISE   REALIZED    AT FISCAL YEAR END          AT FISCAL YEAR END
NAME                         (#)       ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
----                     ----------- -------- ------------------------- ----------------------------
Robert J. Doris.........       0       $ 0               0/0                  $      0/0
Mary C. Sauer...........       0       $ 0               0/0                  $      0/0
James A. Moorer.........       0       $ 0               0/0                  $      0/0
Christopher A. Kryzan ..       0       $ 0          20,000/60,000             $ 15,000/45,000
A. Clay Leighton........       0       $ 0          56,625/24,375             $179,962/ 9,844

--------
(1) These values have not been, and may not be, realized, and are based on the positive spread between the respective exercise prices of the outstanding stock options and the closing price of the Company's Common Stock at March 31, 1997 ($6.25).

  The Company did not make any awards during the fiscal year ended March 31, 1997 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, excluding the stock options set forth above.

REPORT OF THE BOARD REGARDING EXECUTIVE COMPENSATION

  The Board does not have a Compensation Committee. Accordingly, it is the responsibility of the entire Board to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to take other appropriate actions concerning matters of executive compensation.

 Compensation Philosophy

  The Company was formed in 1986 as a private company and initially offered Common Stock to the public in February 1994. Four key goals form the basis for compensation decisions for all employees of the Company:

    1. To attract and retain the most highly qualified management and employee team;

    2. To pay competitively compared to similar audio and video software and hardware companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace;

    3. To emphasize sustained performance by aligning rewards with shareholder interests; and

    4. To motivate executives and employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

  Equity participation and a strong alignment to shareholders' interests are key elements of the Company's executive compensation philosophy. As a result of this philosophy, the Company's executive compensation program consists of base salary, cash bonuses, incentive stock options and standard benefits.

  Base Salary and Cash Bonuses. The Board recognizes the importance of maintaining compensation practices and levels of compensation competitive with those offered by audio and video software and hardware companies in comparable stages of development. For external marketplace comparison purposes, a significant group of companies operating in our industry are utilized for determining competitive compensation levels.

  Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining base salaries at or somewhat below the competitive industry approximate median. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar audio and video software and hardware companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

  Cash bonuses are based primarily on the Company's financial performance for the year and also include an assessment of individual performance.

  Equity Ownership--Stock Options. The Board strongly believes that it is important for key employees who have significant responsibility for the management, growth, and future success of the company to have significant equity ownership interest in the Company and have the potential to gain financially from Company stock price increases. The interests of shareholders, executives and employees should thereby be closely aligned. The Board seeks to provide such ownership interest to executives and key employees, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. The Company generally grants such stock options throughout the year.

  Under the Company's Stock Option Plan, shares of the Company's Common Stock may be purchased at the option price set by the Company. All grants must be exercised according to the provisions of the Company's Stock Option Plan. All outstanding options expire on the earlier of ten years after the date of grant or 90 days after termination of service with the Company. Administration of the Option Plan is by the Chief Executive Officer, except that to the extent required to comply with the requirements of Rule 16b-3 or any successor rule of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board or a Committee of the Board will administer the Option Plan.

  Other Benefits. The Company's philosophy is to provide adequate health- and welfare-oriented benefits to executives and employees. The Company provides no other executive benefits.

 Compensation for the Chief Executive Officer

  The Company's Chief Executive Officer, Mr. Doris, is also a founder of the Company with a significant equity interest. The Board seeks to compensate Mr. Doris primarily through base salary. In fiscal 1997, the company paid Mr. Doris a base salary of $165,000, which reflected no increase over his fiscal 1996 base salary. Mr. Doris did not receive a cash bonus in the fiscal year ended March 31, 1997. In establishing Mr. Doris' salary the Board considered the Company's past growth in revenue and profitability, the Company's experience in achieving product development goals, domestic and international sales and the Company's ability to develop the current management team. The total cash compensation paid to Mr. Doris in the fiscal year ended March 1997 is less than that paid to chief executive officers of the competitive industry comparative group; however, the Board believes that this compensation is appropriate in light of his equity interest.

 Summary

  The Board believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other audio and video software and hardware companies with which the Company competes for executives and employees in light of the equity interests of the Company's founders. The Board believes its compensation strategy, principles, and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's shareholders.

  The Board of Directors

     --Michael C. Child  --Peter J. Marguglio
     --Robert J. Doris   --James A. Moorer
     --Robert M. Greber  --Mary C. Sauer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board does not have a Compensation Committee. Accordingly, the entire Board determines executive compensation. Robert J. Doris, James A. Moorer and Mary C. Sauer are directors and are the founders and principal executive officers of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 31, 1997, there has been no failure by any of its officers, directors or 10 percent shareholders to file on a timely basis any reports required by Section 16(a).

STOCK PRICE PERFORMANCE GRAPH

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG SONIC SOLUTIONS, S&P 500 INDEX
                              AND H&Q TECHNOLOGY

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           SONIC             S&P          H&Q
(Fiscal Year Covered)        SOLUTIONS         500 INDEX    TECHNOLOGY
---------------------        ---------------   ---------    ----------
Measurement Pt-02/10/94      $100.00           $100.00      $100.00
FYE 03/94                    $104.00           $ 95.00      $ 98.00
FYE 03/95                    $114.00           $110.00      $128.00
FYE 03/96                    $ 72.00           $145.00      $174.00
FYE 03/97                    $ 66.00           $174.00      $202.00

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected KPMG Peat Marwick as independent public accountants to audit the financial statements of the Company for the 1998 fiscal year. KPMG Peat Marwick has acted as the Company's auditors since March 31, 1993. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of KPMG Peat Marwick also will be available to respond to questions raised during the meeting.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented at the Company's 1998 annual meeting of shareholders must be received by the Secretary of the Company no later than March 31, 1998 in order to be included in the proxy soliciting material relating to that meeting.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

Dated: July 30, 1997

--------------------------------------------------------------------------------

                                SONIC SOLUTIONS

                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Robert J. Doris and A. Clay Leighton, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated on the reverse side, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SONIC SOLUTIONS which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held September 2, 1997, and at any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.


      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Item 1.           Please mark   [X]
                                                               your votes as
                                                               indicated in
                                                               this example

Item 1 - ELECTION OF DIRECTORS            WITHHELD
                                  FOR      FOR ALL
                                  [_]       [_]       Please complete, date and
                                                      sign this proxy and mail
                                                      it promptly in the
                                                      enclosed envelope to
                                                      assure representation of
                                                      your shares.

Nominees.
Michael C. Child      James A. Moorer
Robert J. Doris       Peter J. Marguglio
Robert M. Greber      Mary C. Saver

WITHHELD FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------------






Signature_______________________________Signature__________________Date________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE